Exhibit 10.1

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

SECURED CONVERTIBLE DEMAND NOTE

$_______	September 7, 2017
New York, New York

For value received, root9B Holdings, Inc., a Delaware corporation (the “Company”), promises to pay to _______ (the “Holder”), or its registered assigns, in lawful money of the United States of America the principal amount of One Hundred Thousand Dollars ($_______). Interest shall accrue from the date of this Secured Convertible Demand Note (this “Note”) on the unpaid principal amount at a rate equal to 18.00% per annum simple interest. Interest on this Note shall accrue and, unless otherwise converted in accordance with Section 2 below, shall be due and payable in full upon demand in writing by the Holder. This Note is one of a series of up to $1,200,000 of aggregate principal amount of Notes issued or to be issued as described on Schedule I hereto (collectively, the “September 2017 Notes”).

This Note is subject to the following terms and conditions:

1.           Payments.

(a)           Repayment. If this Note is not earlier converted pursuant to Section 2, the entire then-outstanding and unpaid principal amount of this Note, together with any accrued but unpaid interest thereon (the “Outstanding Amount”), shall be due and payable in full upon demand in writing by the Holder. All payments shall be made, at the Holder’s option, in either (i) lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company or (ii) shares of the Company’s common stock, par value $0.001 (the “Common Stock”) pursuant to Section 2(b) below. Subject to Section 2 below, interest shall accrue on this Note but shall not be due and payable until demand is made in accordance with this Section 1.

(b)           Interest Payment. The Interest Payment shall be paid by the Company on each Payment Date. The Interest Payment shall be payable in, at the option of the Holder, either (i) lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company or (ii) such number of shares of Common Stock (the “Interest Shares”) equal to the quotient obtained by dividing (i) the Interest Payment by (ii) Interest Conversion Rate (the “Interest Payment Type”). Notwithstanding the foregoing, Holder may not request the Interest Payment to be paid in Interest Shares if such issuance shall result in a Share Reserve Failure. Holder shall notify the Company in writing no fewer than three (3) business days prior to the applicable Payment Date the Interest Payment Type such Holder’s Interest Payment shall be payable in on the applicable Payment Date. Notwithstanding any other provision of this Note, all interest, fees, and charges payable by reason of the indebtedness evidenced by this Note shall not exceed the maximum, if any, permitted by applicable laws. If by virtue of applicable laws, sums in excess of such maximum would otherwise be payable, then such excess sums shall be construed as having been immediately applied by Holder to the principal balance of this Note when received.

(c)           Prepayment. The Company shall have the right at any time prior to the twelve month anniversary (the “Anniversary Date”) of the date of issuance of this Note, with the prior written consent of the Holder, to prepay all or some of the outstanding Principal Amount of this Note together with accrued interest then due (the “Prepayment Amount”) by paying to the Holder an amount equal to (1) the unpaid principal to be repaid plus (2) any accrued but unpaid interest plus (3) an amount equal to the interest which has not accrued as of the Optional Prepayment Date (as defined below) but would accrue on the principal to be repaid during the period beginning on the Optional Prepayment Date and ending on the Anniversary Date (the “Early Prepayment Price”). Following the Anniversary Date, the Company shall have the right, exercisable on not less than three (3) Trading Days prior written notice to the Holder of the Note, to prepay all or some of the outstanding Principal Amount of this Note together with accrued interest then due by paying to the Holder an amount equal to (1) the unpaid principal to be repaid plus (2) any accrued but unpaid interest plus (3) an amount equal to one-half of the interest which has not accrued as of the Optional Prepayment Date (as defined below) but would accrue on the principal to be repaid during the period beginning on the Optional Prepayment Date and ending on the twenty-four month anniversary of the date of issuance of this Note (the “Subsequent Prepayment Price” and, together with the Early Prepayment Price, the “Prepayment Price”). Any notice of prepayment hereunder (an “Optional Prepayment Notice”) shall be delivered to the Holder at its registered address and shall state: (1) that the Company is exercising its right to prepay the Note, (2) the Prepayment Amount, (3) the applicable Prepayment Price and (4) the date of prepayment which shall be not more than three (3) Trading Days from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the “Optional Prepayment Date”), the Company shall make payment of the applicable Prepayment Amount and Prepayment Price to or upon the order of the Holder as specified by the Holder in writing to the Company at least one (1) business day prior to the Optional Prepayment Date. The Company covenants and agrees that it will honor all Notices of Conversion (as defined below) tendered from the time of delivery of the Optional Prepayment Notice through the date all amounts owing thereon are due and paid in full. Notwithstanding the provisions of this Section 1(c), the Company shall only be permitted to prepay this Note if concurrently with such prepayment the Company prepays all of the September 2017 Notes, August 2017 Notes and the SPA Notes (as defined below) on a pro-rata basis.

(d)           Security. Subject to the execution of that certain Joinder and Amendment to Security Agreement and Waiver of Secured Convertible Promissory Notes in the form attached hereto as Exhibit A, the payment obligations arising under this Note are secured pursuant to the terms of that certain Security Agreement, dated September 9, 2016, by and among the Company and the investors parties thereto (as amended from time to time, the “Security Agreement”). Reference hereby is made to the Security Agreement for a description of the nature and extent of the collateral serving as security for this Note and the rights of the Holder with respect to such security.

(e)           Ranking. The Note shall rank pari passu with the secured convertible promissory notes (as amended and restated, the “SPA Notes”) issued pursuant to that certain Securities Purchase Agreement, dated September 9, 2016, by and among the Company and the investors party thereto, as amended, and senior in all respects to indebtedness, liabilities or obligations of the Company to other parties outstanding as of the date of this Note, and shall rank pari passu with each of the August 2017 Notes (as defined below) and the September 2017 Notes. Reference to the “August 2017 Notes” means the series of notes issued by the Company in August 2017 in the aggregate amount of $2,300,000 and which are secured by the Security Agreement.

(f)           Definitions.

(i)           “Interest Conversion Rate” means a per share price equal to 85% of the quotient of the sum of the VWAP of the Common Stock as of each Trading Day during the five (5) consecutive Trading Day period ending and including the Trading Day ended immediately prior to such Payment Date, divided by five (5), but in no event less than $10.00 per share.

(ii)            “Interest Payment” means an amount equal to any accrued but unpaid interest under this Note as of each Payment Date.

(iii)           “Payment Date” means each March 31, June 30, September 30 and December 31, commencing September 30, 2017 or, in each case, if such day is not a business day, the first business day immediately thereafter until the earlier of (i) the Outstanding Amount is repaid pursuant to Section 1(a) or (ii) the Outstanding Amount is converted pursuant to Section 2.

(iv)           “Trading Day” means a day on which the principal Trading Market is open for trading.

(v)           “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board or the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices) (or any successors to any of the foregoing).

(vi)           “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the aggregate amount outstanding under the September 2017 Notes and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

2.           Conversion.

(a)           Conversion. Subject to the limitations set forth in Section 2(d) and Section 3 below, at any time on or after December 31, 2017, unless the Outstanding Amount has previously been repaid or converted as provided herein, the Holder may elect to convert, in whole or in part, the Outstanding Amount into fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock to be issued upon conversion of this Note pursuant to this Section 2(a) shall be equal to the quotient obtained by dividing (i) the Outstanding Amount elected by the Holder to be converted, by (ii) $10.00 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares) (the “Conversion Price”), rounded down to the nearest whole share.

(b)            Rights, Preferences and Privileges of Common Stock. Upon conversion of this Note pursuant to this Section 2, the Company shall issue shares of Common Stock (the “Conversion Shares”) which shall have the rights, preferences and privileges set forth in the Company’s Certificate of Incorporation, as amended from time to time and then in effect.

(c)           Mechanics and Effect of Conversion. This Note may be converted by the Holder in whole or in part pursuant to Section 2(a), on any Trading Day, by submitting to the Company a notice (by facsimile, e-mail or other reasonable means of communication dispatched on the date of conversion prior to 4:00 p.m., New York, New York time) specifying the Outstanding Amount to be so converted (the “Notice of Conversion”). Any Notice of Conversion submitted after 4:00 p.m., New York, New York time, shall be deemed to have been delivered and received on the next Trading Day. No fractional shares of the Common Stock will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash the amount of the unconverted outstanding and unpaid principal amount of this Note that would otherwise be converted into such fractional share. Upon conversion of this Note pursuant to this Section 2, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Holder, at such principal office, a certificate or certificates for the number of shares to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described herein. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount being converted including without limitation the obligation to pay such portion of the principal amount.

(d)           Limitations on Exercise. This Note shall not be converted by the Holder to the extent (but only to the extent) that, following such conversion, the Holder or any of its affiliates would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the Outstanding Shares of Common Stock (as defined below). No prior limitation on the number of shares of Common Stock subject to this Note or the inability to convert this Note pursuant to this Section 2 shall have any effect on the applicability of the provisions of this Section 2 with respect to any subsequent determinations of the number of shares subject to the Note or the conversion hereof. For the purpose of this Section 2(d), beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Securities Exchange Act. For clarification, the foregoing calculation of beneficial ownership shall take into account all securities which give rise to beneficial ownership by the Holder or its Affiliates of such Common Stock under such rules and regulations and not solely this Note. The provisions of this Section 2(d) shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 2(d) in order to correct this Section 2(d) or any portion hereof which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this Section 2(d) shall apply to a successor holder of this Note. “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended. With respect to the Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager Holder will be deemed to be an Affiliate of Holder. “Person” means any individual, firm, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or other entity of any kind and includes any successor (by merger or otherwise) of such entity. “Outstanding Shares of Common Stock” means, as of any particular measurement time, the sum of (i) the total number of outstanding shares of Common Stock of the Company as of such time, and (ii) the total number of shares of Common Stock which Holder has the right to acquire beneficial ownership of within sixty days of such measurement time (to the extent not included in (i)), including but not limited to any right to acquire shares of Common Stock through the exercise of any option, warrant or right or through the conversion of another security (including this Note). “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

(e)         No Rights as Stockholder. This Note does not by itself entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Holder shall cause the Holder to be a stockholder of the Company for any purpose.

3.           Share Reserve.

(a)           Notwithstanding anything herein to the contrary, the Holder acknowledges and agrees that this Note may not be converted nor any shares issued in payment of accrued interest pursuant to Section 1(b), if, at the time of such conversion or share payment, as applicable, the Company does not have a sufficient number of authorized shares of Common Stock pursuant to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”), as in effect as of such date, to cover such issuance (a “Share Reserve Failure”). The Company will at all times reserve and keep available out of its authorized but unissued stock, solely for the issuance and delivery upon the conversion of the Notes or issuance of shares as provided in Section 1(b), and free of preemptive rights, such number of its duly authorized shares of Common Stock as from time to time shall be issuable upon the conversion of the Notes or issuance of shares as provided in Section 1(b) without regard to any limitation on exercise set forth herein or therein. All of the shares of Common Stock issuable upon the conversion of the Notes or issuance of shares as provided in Section 1(b), when issued and delivered in accordance with the terms hereof and thereof, will be duly authorized, validly issued, fully paid and non-assessable, subject to no lien or other encumbrance other than restrictions on transfer arising under applicable securities laws and restrictions imposed hereof.

4.           Events of Default. Promptly following the Company becoming aware of an occurrence of any Event of Default, the Company shall furnish to the Holder written notice of the occurrence thereof. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)             Failure to Pay. The Company shall fail to pay (i) when due any outstanding and unpaid principal amount on any due date hereunder or (ii) any other payment required under the terms of this Note on the date due, and in the case of (ii), such payment shall not have been made within five (5) business days following the Company’s receipt of Holder’s written notice to the Company of such failure to pay;

(b)             Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, or (iii) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it;

(c)             Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be challenged, dismissed or discharged within sixty (60) days of commencement;

(d)           Dissolution. The dissolution or winding up of the Company;

(e)           Cessation or Suspension of Trading. The Common Stock is (i) no longer listed for trading or authorized for quotation (as the case may be) on a Trading Market or (ii) suspended from trading on a Trading Market for a period of five (5) consecutive Trading Days or for more than an aggregate of ten (10) Trading Days in any 365-day period;

(f)           Failure to Deliver Shares. The Company shall fail to timely deliver any shares of Common Stock when so required pursuant to the terms of this Note;

(g)           Cross-Default. There shall have occurred an “Event of Default” (or other comparable event) under any currently or future existing indebtedness of the Company and such “Event of Default” (or other comparable event) shall be continuing and not subject to forbearance. For clarity, a default under any promissory note whereby the Company is the issuer of such promissory note shall constitute a default under this Section 4(g);

(h)          Breach of Representations, Warranties or Covenants. Any representation or warranty of the Company in this Note or any other document or agreement delivered by the Company to the Holder shall not be true and complete, or the Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note or any other document or agreement delivered by the Company to the Holder;

(i)           Working Capital. The Company, excluding IPSA International, Inc., the Company’s wholly-owned subsidiary (“IPSA”), shall fail to maintain positive Working Capital (at least $1) as of each month end. For purposes of this Note, “Working Capital” shall mean cash plus accounts receivable within 60 days old minus accounts payable more than 60 days old of a measurement date; or

(j)           Payroll Requirement. The Company, excluding IPSA, shall fail to have sufficient cash on hand (“COH”) equal to or greater than 1.0 times the largest salary payroll paid during the preceding 90 days, as adjusted for any reductions in force. COH will be computed at the end of each calendar month and equal to the average COH for that month. For purposes of clarity, this payroll amount is exclusive of any severance, bonus or commission payments made but shall include payroll taxes on salary.

5.           Rights of Holder upon Default.

(a)           Rights upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Sections 4(b), 4(c), or 4(h)) and at any time thereafter during the continuance of such Event of Default, following the applicable cure or grace period, the Holder, may, by written notice to the Company, declare all Outstanding Amounts hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 4(b), 4(c) or 4(h), immediately and without notice, all Outstanding Amounts payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, and following the applicable cure or grace period (if any), Holder may exercise any other right power or remedy granted to it by this Note or otherwise permitted to it by law, either by suit in equity or by action at law, or both. Any payment made by the Company upon an Event of Default shall be made on a pro-rata, pari passu basis to each Holder of an September 2017 Notes, August 2017 Notes, and the SPA Notes.

(b)           [Reserved.]

(c)           Right of First Refusal. In addition to any other right or remedy, upon the occurrence or existence of any Event of Default, until such Event of Default is cured, Holder shall have a right of first refusal to match any Deal offered by a third party (which may include directors, officers or stockholders, or affiliates or associates thereof). A “Deal” shall mean any written proposal or offer involving (i) a debt or equity financing transaction involving the receipt by the Company of at least $2,000,000, or (ii) the sale or exclusive license of substantially all of the Company’s assets or acquisition of control of the Company in whatever form. The Company shall provide to Holder written notice of the Company’s receipt of any proposal relating to a Deal that the Company receives after the occurrence of an Event of Default until such Event of Default is cured, which Holder shall maintain in confidence until publicly disclosed by the Company. If more than one Holder of an September 2017 Note, August 2017 Note or SPA Note exercises its right of first refusal, then the right shall be apportioned based on the principal owed to each Holder. Holder must provide written notice of its desire to match any proposal relating to a Deal within 7 business days of its receipt of written notice of such proposal, and if one or more holders of Notes elects to match such proposal, the parties shall endeavor to close any such Deal as promptly as practicable thereafter.

6.           Rights Upon a Fundamental Transaction. As a condition of the consummation of any Fundamental Transaction occurring at any time prior to the repayment or conversion in full of the Outstanding Amount, the Company shall cause any Successor Entity in a Fundamental Transaction to assume in writing all of the obligations of the Company under this Note in accordance with the provisions of this Section 6 pursuant to written agreements in form and substance reasonably satisfactory to the Holder, including agreements to deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note, including, without limitation, which is, at the time of consummation of the Fundamental Transaction, convertible into a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction, and with a conversion price equal to the Conversion Price (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction). Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Note referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein. Notwithstanding anything to the contrary, the Company or any Successor Entity shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, purchase all or any portion of the Outstanding Amount under this Note from the Holder by paying to the Holder an amount of cash equal to the applicable Prepayment Amount set forth is Section 1(c) above. The foregoing provisions of this Section 6 shall similarly apply to successive Fundamental Transactions.

(a)           Definitions.

(i)           “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person or Persons, if the holders of the Voting Stock (not including any shares of Voting Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such consolidation or merger) immediately prior to such consolidation or merger shall hold or have the right to direct the voting of less than 50% of the Voting Stock or such voting securities of such other surviving Person immediately following such transaction, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify its Common Stock (other than pursuant to the Amendment, if approved) or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

(ii)           “Successor Entity” means the Person formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been entered into.

(iii)           “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

7.           Negative Covenants. Until the Note has been converted, redeemed or otherwise satisfied in accordance with their terms, the Company shall not and, the Company shall not permit any of its subsidiaries, without the prior written consent of the Holder to, directly or indirectly

(a)           incur or guarantee, assume or suffer to exist any indebtedness senior or pari passu to the Note;

(b)           allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its subsidiaries (collectively, “Liens”) other than (i) the Liens contemplated by the Security Agreement, (ii) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with United States generally accepted accounting principles, consistently applied during the periods involved, (iii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iv) any Liens created by that certain Factoring and Security Agreement by and between IPSA and Advance Payroll Funding Ltd., as amended, (v) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (vi) Liens (A) upon or in any equipment acquired or held by the Company or any of its subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (vii) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause (v) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (viii) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company’s business, not interfering in any material respect with the business of the Company and its subsidiaries taken as a whole, (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, and (x) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default;

(c)           redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of (i) any indebtedness of the Company which is junior in priority to the Note, (ii) the SPA Notes or August 2017 Notes, or (iii) any indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing, in each case, whether by way of payment in respect of principal of (or premium, if any) or interest on, such indebtedness;

(d)           redeem or repurchase for cash the Common Stock;

(e)           declare or pay any cash dividend on the Common Stock;

(f)           enter into any agreement that conflicts with any provision set forth in this Note and/or restricts or prohibits the Company’s compliance with any provision of this Note; or

(g)           amend any of the term of any of the September 2017 Notes, August 2017 Notes or the SPA Notes to be, individually or in the aggregate, more favorable than the terms of this Note.

8.           Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Notwithstanding the foregoing, neither the Company nor the Holder may assign or transfer any of its obligations or rights under this Note without the prior written approval of the other party hereto. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the Holder of this Note. The Company shall maintain at its offices a register for the recordation of the names and addresses of each Holder and assignee or transferee of such Holder, and the principal amounts (and stated interest) under the Note owing to, the Holder or any such assignee or transferee pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Company, the Holder and any such assignee or transferee shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Holder for all purposes hereunder.

9.           Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

10.           Notices. All notices and other communications given or made pursuant to this Note shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, provided that in either case it is followed promptly by a confirming copy of the notice given via another authorized means for that recipient, (iii) two (2) business days after deposit with a nationally recognized overnight courier, freight prepaid for delivery, specifying next business day delivery, with written verification of receipt, addressed to the party to be notified at such party’s address as set forth on the signature page hereto, or as subsequently modified by written notice, and if to the Company, with a copy to DLA Piper LLP (US), 2525 East Camelback Road, Suite 1000, Phoenix, Arizona 85016, Attention: Steven D. Pidgeon.

11.           Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon the Company, the Holder and each transferee of the Note. No consideration shall be offered or paid to the Holder or any holder of any September 2017 Note (other than this Note) (together, the “Other Notes”) to amend or consent to a waiver or modification of any provision of this Note and/or the Other Notes unless the same consideration is also offered to the Holder and all holders of Other Notes.

12.           Entire Agreement. This Note constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

13.           Counterparts; Electronic Delivery. This Note may be executed in two (2) counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. Counterparts may be executed electronically and delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

14.           Stockholders, Officers and Directors Not Liable. In no event shall any stockholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

15.           Company Covenants.

(a)           On or before August 11, 2017 at 4:00pm Eastern Time, and within fifteen (15) days following each month end thereafter, the Company shall deliver to Holder a certificate setting forth the Company’s Working Capital at the end of such month (or, in the case of the certificate delivered on August 11, 2017, with respect to July 2017) certified by the Company’s chief financial officer and accompanied by reasonable supporting documentation. The Company’s (i) failure to timely provide Holder with a certification pursuant to this section or (ii) failure to provide a certification pursuant to this section that is accurate in all respects shall constitute an “Event of Default” pursuant to Section 4(h).

(b)           On or before August 11, 2017 at 4:00pm Eastern Time, and within fifteen (15) days following each month end thereafter, the Company shall provide written notice to Holder, the Company shall deliver to Holder a certificate, certified by the Company’s chief financial officer and accompanied by reasonable supporting documentation, stating that the Company has sufficient cash on hand (“COH”) equal to or greater than 1.0 times the largest salary payroll paid during the preceding 90 days, as adjusted for any reductions in force and excluding IPSA. In addition the Company shall provide written notice to Holder, within twenty four hours of a determination by the Company, excluding IPSA, that it ceases to have sufficient COH equal to or greater than 1.0 times the largest salary payroll paid during the preceding 90 days, as adjusted for any reductions in force. COH will be computed at the end of each calendar month (or, in the case of the certificate delivered on August 11, 2017, with respect to July 2017) and equal to the average COH for that month. For purposes of clarity, this payroll amount is exclusive of any severance, bonus or commission payments made but shall include payroll taxes on salary. The Company’s (i) failure to timely provide Holder with a certification pursuant to this section or (ii) failure to provide a certification pursuant to this section that is accurate in all respects shall constitute an “Event of Default” pursuant to Section 4(h).

(c)           The Company hereby acknowledges that it is in breach, as of the date of this Note of Sections 4(h),(i), and (j) of this Note, and such breaches constitute an “Event of Default” hereunder, and that issuing this Note to the Holder, and Holder lending the amount contemplated herein, shall not constitute a waiver or release of such Events of Default by the Holder in favor of the Company, and that Holder shall continue to have any and all rights Holder has under this Note.

16.           Registration Rights.

(a)           At any time on or prior to December 31, 2017, the Company shall file a registration statement covering the resale of the Conversion Shares by the Holder. The Company shall use its commercially reasonable efforts to cause the registration statement to be declared effective by the Commission as promptly as possible after the filing thereof and shall use commercially reasonable efforts to keep the registration statement continuously effective under the Securities Act until the earlier of (i) the date that all securities covered by such registration statement have been sold or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 or (ii) August 10, 2022. The Company shall notify the Purchasers in writing promptly (and in any event within two business days) after receiving notification from the Commission that the Registration Statement has been declared effective.

(b)           The Company may, by written notice to Holder, suspend sales under the registration statement after the effective date thereof and/or require that Holder immediately cease the sale of shares of Common Stock pursuant thereto and/or defer the filing of the registration statement if the Company is engaged in a material merger, acquisition or sale or any other pending development that the Company believes may be material, and the Board of Directors determines in good faith, by appropriate resolutions, that, as a result of such activity, (A) it would be materially detrimental to the Company (other than as relating solely to the price of the Common Stock) to maintain the registration statement at such time or (B) it is in the best interests of the Company to suspend sales under such registration at such time. Upon receipt of such notice, Holder agrees to immediately discontinue any sales of the Conversion Shares pursuant to the registration statement until Holder is advised in writing by the Company that the current prospectus or amended prospectus, as applicable, may be used. In no event, however, shall this right be exercised to suspend sales beyond the period during which (in the good faith determination of the Board of Directors) the failure to require such suspension would be materially detrimental to the Company. The Company’s rights under this Section 16(b) may be exercised for a period of no more than 20 business days at a time with a subsequent permitted trading window of at least 90 business days, and not more than two times in any twelve-month period. Immediately after the end of any suspension period under this Section 16(b), the Company shall take all necessary actions (including filing any required supplemental prospectus) to restore the effectiveness of the registration statement and the ability of Holder to publicly resell the Conversion Shares pursuant to the effective registration statement.

(c)           All expenses, other than underwriting discounts and commissions relating to the Conversion Shares and the fees and disbursements of any counsel for Holder, incurred in connection with registrations, filings or qualifications pursuant to Section 16 for Holder, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company.

[Remainder of Page Intentionally Left Blank]

The Company has caused this Note to be issued as of the date first written above.

COMPANY: ROOT9B HOLDINGS, INC.

By:
Name:	William Hoke
Title:	Chief Financial Officer

AGREED TO AND ACCEPTED:

________________________________

Exhibit A

Joinder and Amendment to Security Agreement and Waiver of Secured Convertible Promissory Note

Schedule I